UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 17, 2010

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

Iteris, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders on September 17, 2010.  The total number of shares of the Company’s common stock represented in person or by proxy at the meeting were 24,142,313 shares, or 70.3% of the outstanding shares as of the record date for the meeting.  The results of the voting on the matters submitted to a vote of the stockholders at the meeting were as follows:

Proposal One:  Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Richard Char	8,637,700	5,819,954	9,684,659
Kevin C. Daly, Ph.D.	12,949,853	1,507,801	9,684,659
Gregory A. Miner	13,050,170	1,407,484	9,684,659
Abbas Mohaddes	13,037,354	1,420,300	9,684,659
John W. Seazholtz	13,074,588	1,383,066	9,684,659
Joel Slutzky	13,056,173	1,401,481	9,684,659
Thomas L. Thomas	13,069,888	1,387,766	9,684,659

Proposal Two:  Ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011

For	Against	Abstain	Broker Non-Votes
23,562,139	29,362	550,812	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2010
ITERIS, INC.,
a Delaware corporation

	By:	/S/ JAMES S. MIELE
James S. Miele
Chief Financial Officer